Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

Patterson-UTI Energy, Inc.

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for the Three and Six Months Ended June 30, 2020

HOUSTON, Texas – July 23, 2020 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the three and six months ended June 30, 2020.  The Company reported a net loss of $150 million, or $0.81 per share, for the second quarter of 2020, compared to a net loss of $49.4 million, or $0.24 per share, for the second quarter of 2019.  Excluding items discussed below, the net loss for the second quarter would have been $105 million, or $0.56 per share.  Revenues for the second quarter of 2020 were $250 million, compared to $676 million for the second quarter of 2019.

For the six months ended June 30, 2020, the Company reported a net loss of $585 million, or $3.10 per share, compared to a net loss of $78.1 million, or $0.37 per share, for the six months ended June 30, 2019.  Revenues for the six months ended June 30, 2020 were $696 million, compared to $1.4 billion for the same period in 2019.

Financial results for the three and six months ended June 30, 2020 include second quarter, pre-tax charges totaling $55.8 million ($49.4 million after-tax, or $0.26 per share), consisting of $38.3 million of restructuring costs and impairment charges totaling $17.5 million.  The impairment charges include a $9.2 million charge in other operating expense to reduce the carrying value on our balance sheet of a deposit for future sand purchases and an $8.3 million impairment charge related to the closing of the Company’s Canadian drilling operations.  Partially offsetting these charges is a pre-tax gain of $4.2 million ($3.7 million after-tax or $0.02 per share) included in other operating income from the realization of insurance proceeds.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “We are very pleased with our performance during the second quarter in both contract drilling and pressure pumping.  With our largest business, contract drilling, we are especially pleased with our results, as we were able to act quickly to reduce costs and increase margins.  We greatly appreciate our strong customer base for their support, and we believe we have seen improvements in market share in active contract drilling rigs and in pressure pumping spreads as a result of the strength of our commercial relationships.  Additionally, we were able to increase our cash on hand at the end of the quarter by $95 million to $247 million.

We have acted decisively to scale down our business in order to reduce indirect support costs by what we estimate will be approximately $100 million annually.  On a quarterly run rate basis, we expect to recognize substantially all of the cost savings in the third quarter.”

Mr. Hendricks continued, “In contract drilling, our average rig count for the second quarter was 82 rigs, which was in line with our expectation.  Recently, the rate of decline in the industry rig count has slowed, and we believe our rig count has stabilized.  We expect that our rig count for the third quarter will average 59 rigs, in line with our current rig count.

“Profitability within our contract drilling segment exceeded our expectations during the second quarter.  Average rig revenue per day of $22,970 and average rig margin per day of $11,280 both include the benefit of $8.6 million of lump-sum early-termination revenue during the quarter.

“Given our longer-term outlook for the western Canadian market, we closed our Canadian drilling operations during the second quarter.  We are currently marketing those assets for sale.

“As of June 30, 2020, we had term contracts for drilling rigs providing for approximately $335 million of future dayrate drilling revenue.  Based on contracts currently in place, we expect an average of 51 rigs operating under term contracts during the third quarter and an average of 38 rigs operating under term contracts during the four quarters ending June 30, 2021.

“In pressure pumping, despite challenging market conditions during the second quarter, both activity and profitability were in line with our expectations.  Pressure pumping revenues were $59.5 million and gross margin was $3.3 million during the second quarter.

“Pressure pumping restructuring costs during the second quarter were $31.3 million and included expenses for closing and consolidating facilities, severance, and exiting contracts with vendors that we no longer intend to utilize.  We believe these changes are structural to the business and will result in significant cost savings, making our pressure pumping segment leaner and more competitive.

“In directional drilling, revenues were $11.7 million and operating costs were $12.3 million.  Directional drilling restructuring costs during the second quarter were $3.2 million, and we expect to reduce annual directional drilling operating expenses by approximately $10 million.”

Mr. Hendricks concluded, “While oilfield services activity declined at a record pace, I am pleased with our team’s response to align our structure with the changing activity levels, our better than expected margin results, and our continued strong liquidity position.  Our liquidity at June 30, 2020 improved to $847 million, including $247 million of cash and $600 million of availability under our undrawn revolver.  Patterson-UTI is well positioned to emerge from this downturn even stronger.”

The Company declared a quarterly dividend on its common stock of $0.02 per share, payable on September 17, 2020, to holders of record as of September 3, 2020.

Financial results for the six months ended June 30, 2020 also include pre-tax, non-cash impairment charges totaling $406 million that were incurred during the first quarter.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended June 30, 2020, is scheduled for today, July 23, 2020, at 9:00 a.m. Central Time. The dial-in information for participants is (844) 494-0002 (Domestic) and (647) 253-8640 (International).  The conference ID for both numbers is 2556839.  The call is also being webcast and can be accessed through the Investor Relations section of the Company’s website at https://investor.patenergy.com.  A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is a leading provider of oilfield services and products to oil and natural gas exploration and production companies in the United States, including contract drilling, pressure pumping and directional drilling services.  For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events.  Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements.  The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: adverse oil and natural gas industry conditions, including the rapid decline in crude oil prices as a result of economic repercussions from the recent COVID-19 pandemic; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation, improvement or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies, including the ability to develop and obtain satisfactory returns from new technology; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; cybersecurity risk; difficulty with growth and in integrating acquisitions and new technology; governmental regulation; perception of sustainability practices; product liability; legal proceedings, including technology disputes, and actions by governmental or other regulatory agencies; political, economic and social instability risk; ability to effectively identify and enter new markets; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; ability to maintain credit rating and service debt; stock price volatility; anti-takeover measures in our charter documents; contingent tax liabilities; and ability to use net operating losses.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings.  Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
REVENUES	$250,380	$675,765	$696,307	$1,379,936
COSTS AND EXPENSES:
Direct operating costs	164,746	467,643	491,374	956,968
Depreciation, depletion, amortization and impairment	173,085	208,688	359,882	423,098
Impairment of goodwill	—	—	395,060	—
Selling, general and administrative	23,991	34,894	54,337	67,449
Credit loss expense	4,551	3,594	5,606	3,594
Restructuring expenses	38,338	—	38,338	—
Other operating expenses (income), net	4,753	9,071	5,204	335

Total costs and expenses	409,464	723,890	1,349,801	1,451,444

OPERATING LOSS	(159,084)	(48,125)	(653,494)	(71,508)

OTHER INCOME (EXPENSE):
Interest income	334	1,756	991	2,788
Interest expense, net of amount capitalized	(10,984)	(13,298)	(22,208)	(26,282)
Other	85	92	170	209

Total other expense	(10,565)	(11,450)	(21,047)	(23,285)

LOSS BEFORE INCOME TAXES	(169,649)	(59,575)	(674,541)	(94,793)
INCOME TAX BENEFIT	(19,317)	(10,128)	(89,487)	(16,732)

NET LOSS	$(150,332)	$(49,447)	$(585,054)	$(78,061)

NET LOSS PER COMMON SHARE:
Basic	$(0.81)	$(0.24)	$(3.10)	$(0.37)
Diluted	$(0.81)	$(0.24)	$(3.10)	$(0.37)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	186,633	207,499	188,654	209,671
Diluted	186,633	207,499	188,654	209,671
CASH DIVIDENDS PER COMMON SHARE	$0.02	$0.04	$0.06	$0.08

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Contract Drilling:
Revenues	$171,134	$348,138	$438,498	$720,530
Direct operating costs	$87,127	$201,792	$250,547	$420,994
Margin (1)	$84,007	$146,346	$187,951	$299,536
Restructuring expenses	$2,430	$—	$2,430	$—
Other operating expenses (income), net	$(4,155)	$—	$(4,155)	$—
Selling, general and administrative	$1,344	$1,450	$2,808	$3,106
Depreciation, amortization and impairment	$115,130	$128,402	$226,568	$258,719
Impairment of goodwill	$—	$—	$395,060	$—
Operating income (loss)	$(30,742)	$16,494	$(434,760)	$37,711

Operating days – United States	7,450	14,323	18,638	29,982
Operating days – Canada	—	62	47	190
Operating days – Total	7,450	14,385	18,685	30,172

Average revenue per operating day – United States	$22.96	$24.23	$23.47	$23.92
Average direct operating costs per operating day – United States	$11.65	$14.00	$13.36	$13.92
Average margin per operating day – United States (1)	$11.32	$10.23	$10.11	$9.99
Average rigs operating – United States	82	157	102	166

Average revenue per operating day – Canada	$—	$17.74	$21.11	$18.23
Average direct operating costs per operating day – Canada	$—	$20.55	$33.04	$18.59
Average margin per operating day – Canada (1)	$—	$(2.81)	$(11.94)	$(0.37)
Average rigs operating – Canada	—	1	—	1

Average revenue per operating day – Total	$22.97	$24.20	$23.47	$23.88
Average direct operating costs per operating day – Total	$11.69	$14.03	$13.41	$13.95
Average margin per operating day – Total (1)	$11.28	$10.17	$10.06	$9.93
Average rigs operating – Total	82	158	103	167

Capital expenditures	$42,501	$47,664	$91,946	$123,389

Pressure Pumping:
Revenues	$59,533	$251,008	$184,640	$498,609
Direct operating costs	$56,268	$206,137	$171,123	$408,885
Margin (2)	$3,265	$44,871	$13,517	$89,724
Restructuring expenses	$31,331	$—	$31,331	$—
Selling, general and administrative	$1,677	$3,094	$4,744	$6,580
Depreciation, amortization and impairment	$38,811	$56,185	$81,482	$116,320
Operating loss	$(68,554)	$(14,408)	$(104,040)	$(33,176)

Fracturing jobs	35	122	124	286
Other jobs	152	193	361	456
Total jobs	187	315	485	742

Average revenue per fracturing job	$1,549.71	$2,028.33	$1,413.11	$1,711.92
Average revenue per other job	$34.82	$18.40	$26.08	$19.73
Average revenue per total job	$318.36	$796.85	$380.70	$671.98
Average costs per total job	$300.90	$654.40	$352.83	$551.06
Average margin per total job (2)	$17.46	$142.45	$27.87	$120.92

Margin as a percentage of revenues (2)	5.5%	17.9%	7.3%	18.0%

Capital expenditures	$1,947	$38,802	$16,227	$70,202

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Directional Drilling:
Revenues	$11,742	$50,218	$46,227	$103,177
Direct operating costs	$12,265	$42,102	$44,594	$87,704
Margin (3)	$(523)	$8,116	$1,633	$15,473
Restructuring expenses	$3,175	$—	$3,175	$—
Selling, general and administrative	$1,010	$2,536	$3,340	$5,193
Depreciation, amortization and impairment	$9,677	$10,870	$20,098	$21,237
Operating loss	$(14,385)	$(5,290)	$(24,980)	$(10,957)

Margin as a percentage of revenues (3)	(4.5%)	16.2%	3.5%	15.0%

Capital expenditures	$2,044	$3,450	$4,052	$5,562

Other Operations:
Revenues	$7,971	$26,401	$26,942	$57,620
Direct operating costs	$9,086	$17,612	$25,110	$39,385
Margin (4)	$(1,115)	$8,789	$1,832	$18,235
Restructuring expenses	$501	$—	$501	$—
Selling, general and administrative	$763	$4,649	$2,222	$7,511
Depreciation, depletion, amortization and impairment	$7,976	$11,457	$28,235	$23,245
Operating loss	$(10,355)	$(7,317)	$(29,126)	$(12,521)

Capital expenditures	$2,808	$6,230	$8,072	$14,003

Corporate:
Selling, general and administrative	$19,197	$23,165	$41,223	$45,059
Restructuring expenses	$901	$—	$901	$—
Depreciation	$1,491	$1,774	$3,499	$3,577
Credit loss expense	$4,551	$3,594	$5,606	$3,594
Other operating expenses (income), net	$8,908	$9,071	$9,359	$335

Capital expenditures	$373	$773	$1,304	$2,104

Total capital expenditures	$49,673	$96,919	$121,601	$215,260

(1)

For Contract Drilling, margin is defined as revenues less direct operating costs and excludes restructuring expenses, depreciation, amortization and impairment, impairment of goodwill, other operating expenses (income), net and selling, general and administrative expenses. Average margin per operating day is defined as margin divided by operating days.

(2)

For Pressure Pumping, margin is defined as revenues less direct operating costs and excludes restructuring expenses, depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per total job is defined as margin divided by total jobs. Margin as a percentage of revenues is defined as margin divided by revenues.

(3)

For Directional Drilling, margin is defined as revenues less direct operating costs and excludes restructuring expenses, depreciation, amortization and impairment and selling, general and administrative expenses. Margin as a percentage of revenues is defined as margin divided by revenues.

(4)

For Other Operations, margin is defined as revenues less direct operating costs and excludes restructuring expenses, depreciation, depletion, amortization and impairment, and selling, general and administrative expenses.

	June 30,	December 31,
Selected Balance Sheet Data (unaudited, in thousands):	2020	2019
Cash and cash equivalents	$246,781	$174,185
Current assets	$517,535	$631,815
Current liabilities	$272,139	$400,602
Working capital	$245,396	$231,213
Long-term debt	$967,140	$966,540

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

(unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (1):
Net loss	$(150,332)	$(49,447)	$(585,054)	$(78,061)
Income tax benefit	(19,317)	(10,128)	(89,487)	(16,732)
Net interest expense	10,650	11,542	21,217	23,494
Depreciation, depletion, amortization and impairment	173,085	208,688	359,882	423,098
Impairment of goodwill	—	—	395,060	—

Adjusted EBITDA	$14,086	$160,655	$101,618	$351,799

Total revenues	$250,380	$675,765	$696,307	$1,379,936
Adjusted EBITDA margin	5.6%	23.8%	14.6%	25.5%

Adjusted EBITDA by operating segment:
Contract drilling	$84,388	$144,896	$186,868	$296,430
Pressure pumping	(29,743)	41,777	(22,558)	83,144
Directional drilling	(4,708)	5,580	(4,882)	10,280
Other operations	(2,379)	4,140	(891)	10,724
Corporate	(33,472)	(35,738)	(56,919)	(48,779)

Consolidated Adjusted EBITDA	$14,086	$160,655	$101,618	$351,799

(1)

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”). We define Adjusted EBITDA as net income (loss) plus net interest expense, income tax benefit and depreciation, depletion, amortization and impairment expense (including impairment of goodwill). We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measure of net income (loss). Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2020	2020
Adjusted EBITDA	$14,086	$101,618

Reverse certain items:
Impairment of capacity reservation contract	9,207	9,207
Restructuring expenses	38,338	38,338

Adjusted EBITDA, excluding certain charges (2)	$61,631	$149,163

(2)

We present Adjusted EBITDA, excluding certain charges, in order to convey to investors our performance on a basis that, by excluding certain items, is more comparable to our Adjusted EBITDA performance information reported in previous periods. Adjusted EBITDA, excluding certain charges, should not be construed as an alternative to the U.S. GAAP measure of net income (loss).

PATTERSON-UTI ENERGY, INC.

Pro Forma Net Loss Per Share

(unaudited, dollars in thousands)

	Three Months Ended June 30, 2020
	As Reported		Pro Forma
	Total	Per Share	Total	Per Share (1)

Net loss as reported	$(150,332)	$(0.81)	$(150,332)	$(0.81)

Reverse certain items:
Restructuring expenses			38,338
Income tax benefit			(4,371)
After tax amount			33,967	$0.18

Impairment of property and equipment related to Canadian drilling operations (2)			8,255
Income tax benefit			(941)
After tax amount			7,314	$0.04

Net gain from the realization of insurance proceeds (3)			(4,172)
Income tax expense			476
After tax amount			(3,696)	$(0.02)

Impairment of capacity reservation contract (4)			9,207
Income tax benefit			(1,050)
After tax amount			8,157	$0.04

Total, after tax			45,742	$0.25

Net loss attributed to common shareholders	$(150,332)	$(0.81)	$(104,590)	$(0.56)

Weighted average number of common shares
outstanding, excluding non-vested shares
of restricted stock	186,633		186,633
Add dilutive effect of potential common shares	—		—
Weighted average number of diluted common
shares outstanding	186,633		186,633

Effective income tax rate	11.4%		11.4%

(1)

We present pro forma net loss per share in order to convey to investors our performance on a basis that, by excluding certain items, is more comparable to our earnings per share information reported in previous periods. Pro Forma Net Loss per Share should not be construed as an alternative to U.S. GAAP earnings per share.

(2)

Impairment of property and equipment related to Canadian drilling operations for the three months ended June 30, 2020 was included in “Depreciation, depletion, amortization and impairment” in the Condensed Consolidated Statements of Operations.

(3)

Net gain from the realization of insurance proceeds for the three months ended June 30, 2020 was included in “Other operating expenses (income), net” in the Condensed Consolidated Statements of Operations.

(4)	Impairment of capacity reservation contract for the three months ended June 30, 2020 was included in “Other operating expenses (income), net” in the Condensed Consolidated Statements of Operations.

PATTERSON-UTI ENERGY, INC.

Contract Drilling Per Day Successive Quarters

(unaudited, dollars in thousands)

	2020	2020
	Second	First
	Quarter	Quarter	Change
Contract drilling revenues	$171,134	$267,364	$(96,230)
Operating days - Total	7,450	11,235	(3,785)
Average rigs operating - Total	82	123	(41)
Average revenue per operating day - Total	$22.97	$23.80	$(0.83)
Early termination revenues - Total	$8,612	$2,087	$6,525
Early termination revenues per operating day - Total	$1.16	$0.19	$0.97
Average revenue per operating day excluding early termination revenues - Total	$21.82	$23.61	$(1.79)
Direct operating costs - Total	$87,127	$163,420	$(76,293)
Average direct operating costs per operating day - Total	$11.69	$14.55	$(2.86)
Average margin per operating day - Total	$11.28	$9.25	$2.03

PATTERSON-UTI ENERGY, INC.

Directional Drilling Margin

(unaudited, in thousands)

	2020	2020
	Second	First
	Quarter	Quarter	Change

Directional drilling revenues	$11,742	$34,485	$(22,743)
Direct operating costs	12,265	32,329	(20,064)
Margin	$(523)	$2,156	$(2,679)